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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Encompass Services Corporation of our report dated February 12, 2000, except as to Note 13, which is as of August 17, 2001, relating to the financial statements, which appears in Encompass Services Corporation's Current Report on Form 8-K dated August 21, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
August 17, 2001